EXHIBIT 1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement No. 333-03055 of National Fuel Gas Company Tax Deferred Savings Plan on Form S-8 of our report, dated June 8, 2001, relating to the financial statements which appear in this Form 11-K for the year ended December 31, 2000.

MCGLADREY & PULLEN, LLP

Buffalo, NY
June 27, 2001